UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported):        January 5, 2006

JENNIFER CONVERTIBLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

             1-9681                                                          11-2824646

                   (Commission File Number)                                  (IRS Employer Identification No.)

419 Crossways Park Drive, Woodbury, New York                                                       11797

         (Address of Principal Executive Offices)                                                          (Zip Code)

(516) 496-1900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

            On January 5, 2006, we received a letter from the American Stock Exchange (the “Exchange”) advising us that we were not in compliance with one of the Exchange’s requirements for continued listing.  Among other things, the Exchange requires a minimum shareholder’s equity of $4 million.  As of November 26, 2005, our shareholder’s equity was $81,000.

            Accordingly, in order to maintain the continued listing of our stock, we are required to submit a plan to the Exchange demonstrating that we will be in compliance with all of the Exchange’s requirements for continued listing within 18 months.  The plan submission is due by February 6, 2006.  We believe we will be able to submit a plan by this due date which will satisfy the Exchange.  However, the Exchange is not obligated to accept our plan and there is no assurance that our stock will not be delisted from the Exchange.  Even if the Exchange accepts our plan, there is no assurance that we will achieve the required compliance by the end of the 18 month plan period.

Item 9.01        Financial Statements and Exhibits.

            (c)  Exhibits

            99.1      Press release issued by Jennifer Convertibles, Inc. dated January 10, 2006 relating to the delisting letter.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2006	Jennifer Convertibles, Inc.

	By:	/s/ Harley J. Greenfield
	Name:	Harley J. Greenfield
	Title:	Chief Executive Officer

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